UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 13, 2017

Hines Global REIT, Inc.
__________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On February 23, 2017, Hines Interests Limited Partnership, the sponsor of Hines Global REIT, Inc. (the "Company") issued a press release announcing the closing of the sale of five office buildings, which the Company refers to as the Brindleyplace Project. The press release is furnished as exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01 Other Items.

Hines Laser UK Venture I S.A.R.L (the "Brindleyplace JV"), a joint venture between Hines Global REIT Properties LP, a subsidary of the Company, and a third party, sold the Brindleyplace Project on February 13, 2017. The Company owned a 60% interest in the Brindleyplace JV and the third party owned the remaining 40% interest. The Brindleyplace Project consisted of five office buildings, including ground-floor retail, restaurant and theatre space, and a multi-story parking garage. The purchaser an entity owned by clients of HSBC Private Bank and advised by HSBC Alternative Investments Limited ("HAIL"). The purchaser is not affiliated with the Company or its affiliates.

The contract sales price for the Brindleyplace Project was £260.0 million.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release, dated February 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

February 23, 2017	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated February 23, 2017